Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kansas Gas and Electric Company (the Company) on Form 10-Q for the quarter ended March 31, 2006 (the Report), which this certification accompanies, William B. Moore, in my capacity as Chairman of the Board and President (Principle Executive Officer) of the Company, and Mark A. Ruelle, in my capacity as Vice President and Treasurer (Principle Financial and Accounting Officer) of the Company, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2006	By:	/s/ William B. Moore
William B. Moore, Chairman of the Board and President (Principal Executive Officer)

Date: May 9, 2006	By:	/s/ Mark A. Ruelle
Mark A. Ruelle, Vice President and Treasurer (Principal Financial and Accounting Officer)